Exhibit 10.44(a-5)

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of September 27, 2002, among ADVANCED MICRO DEVICES, INC., a Delaware corporation (“AMD”), AMD INTERNATIONAL SALES AND SERVICE, LTD., a Delaware corporation (“AMDISS”) (AMD and AMDISS, individually and collectively, the “Borrower”), the several financial institutions party to the Loan Agreement referred to below (each a “Lender” and, collectively, the “Lenders”) and BANK OF AMERICA, N.A. (formerly Bank of America National Trust and Savings Association), as administrative agent for the Lenders (in such capacity, the “Agent”).

WHEREAS, the Borrower, the Lenders and the Agent entered into a Loan and Security Agreement dated as of July 13, 1999, as amended by a First Amendment to Loan and Security Agreement entered into as of July 30, 1999, a Second Amendment to Loan and Security Agreement entered into as of February 12, 2001, a Third Amendment to Loan and Security Agreement entered into as of May 20, 2002, and a Fourth Amendment to Loan and Security Agreement entered into as of September 3, 2002 (as in effect as of the date of this Amendment, the “Loan Agreement”); and

WHEREAS, the Borrower has requested that the Majority Lenders agree to certain amendments to the Loan Agreement, and the Majority Lenders have agreed to such request, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, the parties hereto agree as follows:

1.  Definitions; References; Interpretation.

(a)  Unless otherwise specifically defined herein, each capitalized term used herein (including in the Recitals hereof) which is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.

(b)  Each reference to “this Amendment”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Loan Agreement, and each reference to “the Loan Agreement” and each other similar reference in the other Loan Documents, shall from and after the Effective Date (defined below) refer to the Loan Agreement as amended hereby.

(c)  The rules of interpretation set forth in Section 1.3 of the Loan Agreement shall be applicable to this Amendment.

2.  Amendments to Loan Agreement.    Subject to the terms and conditions hereof, the Loan Agreement is amended as follows, effective as of the Effective Date:

(a)  Section 1.1 of the Loan Agreement is hereby amended as follows:

(i)  The defined term “Domestic Cash” is hereby amended and restated in its entirety as follows:

“Domestic Cash” means, as of any date of determination, the amount on such date of all Dollar-denominated cash and cash equivalents (determined in accordance with GAAP) of the Borrower and its U.S. Subsidiaries on deposit or otherwise located in the United States on such date, which cash and cash equivalents are not subject to any Liens (excluding Liens pursuant to Section 6.1 hereof and Liens permitted under clauses (h) and (m) of the definition of “Permitted Liens,” but in any event including Liens permitted under clause (l) of the definition of “Permitted Liens”).”

(ii)  The defined term “Permitted Liens” is hereby amended by (i) deleting the word “and” at the end of clause (l) thereof, (ii) re-designating clause (m) thereof as clause “(n)”, and (iii) inserting a new clause (m) as follows:

“(m)  Liens securing the Term Loan and Security Agreement; and”

(iii)  A new defined term “Term Loan and Security Agreement” shall be inserted in proper alphabetical order as follows:

“Term Loan and Security Agreement” means the Term Loan and Security Agreement dated as of September 27, 2002, by and among the Parent, AMDISS, the lenders from time to time party thereto and General Electric Capital Corporation, as administrative agent, and the other “Loan Documents” as such term is defined in such Term Loan and Security Agreement (as such Term Loan and Security Agreement and other Loan Documents may from time to time be amended, restated, extended, renewed, supplemented or otherwise modified).”

(b)  Section 9.12 of the Loan Agreement is hereby amended by (i) deleting the word “and” immediately prior to clause (vi) thereof, (ii) deleting the period at the end of clause (vi) and substituting therefor “; and”, and (iii) inserting a new clause (vii) as follows:

“(vii)  Debt at any time owing under the Term Loan and Security Agreement.”

(c)  Section 11.2(a) of the Loan Agreement is hereby amended by deleting the reference to Section “11.2(f)” in the proviso and substituting therefor Section “11.1(f)”.

3.  Representations and Warranties.    The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

(a)  No Default or Event of Default has occurred and is continuing (or would result from the amendment of the Loan Agreement contemplated hereby).

(b)  The execution, delivery and performance by the Borrower of this Amendment and the Loan Agreement (as amended by this Amendment) have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(c)  This Amendment and the Loan Agreement (as amended by this Amendment) constitute the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms.

(d)  All representations and warranties of the Borrower contained in the Loan Agreement are true and correct as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

(e)  The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Lenders or any other Person.

(f)  The Borrower’s obligations under the Loan Agreement and under the other Loan Documents are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

4.  Conditions of Effectiveness.

(a)  This Amendment shall be effective as of the date hereof (the “Effective Date”), provided that the Agent shall have received (i) from the Borrower and the Majority Lenders, a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment, and (ii) an Intercreditor Agreement in substantially the form of Exhibit A hereto (the “Intercreditor Agreement”) executed by General Electric Capital Corporation, as administrative agent under the Term Loan and Security Agreement, and the Agent on behalf of the Lenders.

(b)  From and after the Effective Date, the Loan Agreement is amended as set forth herein. Except as expressly amended pursuant hereto, the Loan Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects. Without limiting the generality of the foregoing, the Borrower hereby ratifies and affirms that the Liens granted to the Agent for the benefit of the Lenders under the Loan Agreement constitute valid and perfected first priority Liens on the Collateral (subject only to Permitted Liens) and secure the Obligations.

(c)  The Agent will notify the Borrower and the Lenders of the occurrence of the Effective Date.

5.  Authorization of Lenders.    The Majority Lenders hereby authorize the Agent to execute and deliver the Intercreditor Agreement on behalf of the Lenders.

6.  Miscellaneous.

(a)  The Borrower acknowledges and agrees that the execution and delivery by the Agent and the Lenders of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar waivers or amendments under the same or similar circumstances in the future.

(b)  This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns.

(c)  This Amendment shall be governed by and construed in accordance with the law of the State of California, provided that the Agent and the Lenders shall retain all rights arising under Federal law.

(d)  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Lender or the Borrower shall bind such Lender or the Borrower, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

(e)  This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect hereto. This Amendment may not be amended except in accordance with the provisions of Section 13.2 of the Loan Agreement.

(f)  If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Loan Agreement or the Loan Documents.

(g)  The Borrower agrees to pay or reimburse BofA (including in its capacity as Agent), upon demand, for all reasonable costs and expenses (including reasonable Attorney Costs) incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

ADVANCED MICRO DEVICES, INC.

By:	/s/ JOHN PATTERSON
Name: John Patterson Title: Treasurer

AMD INTERNATIONAL SALES AND SERVICE, LTD.

By:	/s/ JOHN PATTERSON
Name: John Patterson Title: Treasurer

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ KEVIN R. KELLY
Name: Kevin R. Kelly Title: Senior Vice President

FOOTHILL CAPITAL CORPORATION

By:	/s/ EUNNIE KIM
Name: Eunnie Kim Title: Vice President

TEXTRON FINANCIAL CORPORATION

By:	/s/ RALPH J. INFANTE
Name: Ralph J. Infante Title: Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ JAMES J. KARNOWSKI
Name: James J. Karnowski Title: Vice President